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                                                                     Exhibit 3.3

                            CERTIFICATE OF FORMATION

                                       OF

                              CDF FINANCING, L.L.C.


         The undersigned desires to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 et.seq., and hereby states as follows:

                                    ARTICLE I

         The name of the limited liability company is CDF FINANCING, L.L.C. (hereinafter referred to as the "LLC")

                                   ARTICLE II

         The name and address of the registered agent for service of process on the LLC in the state of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

                                   ARTICLE III

         The address of the office of the LLC in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of the LLC this 19th day of December, 2002.


                                            By: /s/ Suzanne Fighera
                                                    Suzanne Fighera
                                                    Authorized Person